Exhibit 10.14C

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 2nd day of June, 2011 (the “Amendment Closing Date”), by and between SILICON VALLEY BANK (“Bank”) and BLUEARC CORPORATION, a Delaware corporation (“Borrower”) whose address is 50 Rio Robles, San Jose, California 95134.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 30, 2009, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of April 26, 2010, and as amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of November 19, 2010, but effective as of November 1, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2.3 (Unused Fee). Section 2.2.3 of the Loan Agreement is amended in its entirety and replaced with the following:

2.2.3 Unused Fee. A fee (the “Unused Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Facility Amount, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement.

2.2 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Prime Rate” is the “ prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper. In the event The Wall Street Journal or such rate is no longer published or available, Bank shall select a comparable rate.

“Maturity Date” is December 31, 2012.

2.3 Amendment Fee. Borrower shall pay to Bank a fully-earned, non-refundable amendment fee as follows:

(a) Twelve Thousand Five Hundred Dollars ($12,500) paid on the Amendment Closing Date; and

(b) Twelve Thousand Five Hundred Dollars ($12,500) paid on the first anniversary of the Amendment Closing Date.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a non-refundable amendment fee due on the Amendment Closing Date pursuant to Section 2.3 of this Amendment, (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Intercreditor Agreement substantially in the form attached hereto as Schedule 1, duly executed and delivered by Gold Hill Capital 2008, LP, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Ray Aguilar

Name:	Ray Aguilar

Title:	RM

BORROWER

BLUEARC C ORATION

By:	/s/ Rick Martig

Name:	Rick Martig

Title:	CFO